STONEX GROUP INC.
2021 OMNIBUS INCENTIVECOMPENSATION PLAN
OPTION AWARD AGREEMENT
[INCENTIVE STOCK OPTIONS][NONQUALIFED STOCK OPTIONS]

This OPTION AWARD AGREEMENT (the “Agreement”), dated as of ____________ (the “Date of Grant”), is delivered by StoneX Group Inc. (the “Company”) to _________________ (the “Grantee”).

RECITALS
A.The StoneX Group Inc. 2021 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of option awards with respect to shares of common stock of the Company (“Company Stock”). The Grantee acknowledges that a copy of the Plan has been made available to the Grantee.
B.The Board of Directors of the Company (the “Board”) has appointed the Compensation Committee of the Board (the “Committee”) to administer the Plan. Pursuant to such authority, the Committee has decided to make an award of Options under the Plan as an inducement for the Grantee to promote the best interests of the Company and its stockholders.
NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:
1.Grant of Options. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants the Grantee     [incentive stock options OR nonqualified stock options] (the “Options”).
2.Purchase Price/Termination Date. The purchase price shall be $_____ per share, being the Fair Market Value of a share of Common Stock as defined in the Plan as of the grant date. The Options shall have a [six (6) year term], and subject to the vesting schedule and other terms of this Agreement, may be exercised by the Grantee prior to ____________.
3.Vesting of Options.
(a)The Options shall vest [over five years] according to the following schedule, if the Grantee continues to be employed by, or provide service to, the Company or any of its subsidiaries from the Date of Grant until the applicable vesting date:

Date	Option Vesting
First Anniversary of Date of Grant	1/5
Second Anniversary of Date of Grant	1/5
Third Anniversary of Date of Grant	1/5
Fourth Anniversary of Date of Grant	1/5
Fifth Anniversary of Date of Grant	1/5

(b)Without limiting the generality of Section 6 below, if, in connection with a Change of Control (as defined in the Plan), the Committee determines that the Options will be assumed or replaced by a successor and the Grantee's employment or service with the Company or any of its subsidiaries is subsequently terminated coincident with or within one year following a Change of Control either (i) by the Grantee for Good Reason (as such term is defined in the Plan) or (ii) by the Company or its successor without Cause (as such term is defined in the Plan), the Options, to the extent that they have not yet become fully vested as of the date of such employment or service termination will immediately become 100% vested.
        4.     Manner of Exercise. The Grantee shall notify the Company by registered or certified mail, return receipt requested, addressed to its principal office as to the number of shares of Common Stock (not less than 100) which Grantee desires to purchase under the Option, which notice shall be accompanied by payment (by cash, certified check or wire transfer, or, subject to the approval of the Company and in accordance with the terms of the Plan, by delivery of Mature Shares (as such term is defined in the Plan) or through sale through a broker-dealer) of the price therefor as specified in Section 2 above.

        5.     Termination of Options.
(a) Except as provided herein (including, without limitation, Section 3 hereof), in the Plan or in any employment or service contract then in effect between the Company or its successor and the Grantee, if the Grantee ceases to be employed by, or provide service to, the Company or any of its subsidiaries for any reason before the Options become vested, any Options that have not yet vested shall automatically terminate and shall be forfeited as of the date on which the Grantee ceases to be employed by, or provide service to, the Company or the Grantee’s employer. For the avoidance of doubt, except as provided herein, in the Plan or in any employment or service contract then in effect between the Company or its successor and the Grantee, in the event of termination of the Grantee’s employment or service (whether or not in breach of local labor laws and whether or not later found to be invalid), the Grantee’s right to vest in the Options under the Plan, if any, will terminate effective as of the date that the Grantee is no longer employed by, or providing service to, the Company or the Grantee’s employer and will not be extended by any notice period mandated under local law (e.g., employment or service would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when the Grantee is no longer employed or providing service for purposes of the Option grant. No payment shall be made with respect to any unvested Options that are forfeited as described in this Section 5.
(b) Options shall be exercisable only during the term of the Option as long as the Grantee remains continuously employed by or providing service to the Company or any of its subsidiaries or any successor thereof. Notwithstanding the preceding sentence, as long as the Option's term has not expired, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable:
(i) for a period ending ninety (90) days after the Grantee has terminated his or her continuous employment with the Company or any of its subsidiaries or any successor thereof; or
(ii) for a period ending ninety (90) days after the removal or resignation of the Grantee from the Board or the board of any parent entity, subsidiary or any successor thereof on which such Grantee has served; or
(iii) by the estate of the Grantee, within one (1) year after the date of the Grantee’s death, if the Grantee should die while in the continuous employment of the Company or its subsidiaries or any successor thereof or while serving on the board of the Company or any parent entity, subsidiary or any successor thereof; or
(iv) within one (1) year after the Grantee’s employment with the Company or any of its subsidiaries or any successor thereof terminates, if the Grantee becomes disabled during continuous employment with the Company or any of its subsidiaries or any successor thereof and such Disability (as such term is defined in the Plan) is the cause of termination.
6.Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Options, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.
7.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Options are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock issued under the Plan, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Options pursuant to the terms of the Plan, and its decisions shall be final, conclusive and binding as to any questions arising hereunder.
8.No Employment or Other Rights. The grant of the Options shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company or any of its subsidiaries and shall not interfere in any way with the right of the Grantee’s employer to terminate the Grantee's employment or service relationship (if any) at any time. The right of the Company or the Grantee’s employer to terminate at will the Grantee's employment or service at any time for any reason is specifically reserved, subject to the terms of any employment agreement then in effect between the Company or its successor and the Grantee.
9.No Stockholder Rights. Neither the Grantee, nor any person entitled to receive payment in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, until certificates for shares of Company Stock have been issued upon exercise of Options, if applicable.

10.Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New York, agree that such litigation shall be conducted in the courts of New York, New York, or the federal courts for the United States for the Southern District of New York, where this grant is made and/or to be performed.
11.Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Governance and Legal Officer at 230 Park Avenue, 10th Floor, New York, NY 10169, U.S.A. or at corporatesecretary@stonex.com, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be emailed to the applicable email address or shall be delivered by hand, enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or with such other delivery service that is reasonably anticipated to ensure delivery from outside the United States.
12.The Company's Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Company Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
13.Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would materially impair the rights of the Grantee unless the Grantee consents or unless the Committee acts under Section 13(f) of the Plan.
14.Electronic Delivery of Documents. By executing the acceptance of this Agreement, the Grantee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and the Options, and any reports of the Company provided generally to the Company's optionholders; (ii) acknowledges that the Grantee may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing; (iii) further acknowledges that the Grantee may revoke his or her consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that the Grantee understands that he or she is not required to consent to electronic delivery of documents.
15.Da ta Priva cy .

(a) In connection with the Plan, the Company and its subsidiaries and affiliates (including, without limitation, the Grantee’s employer) may need to use and otherwise process Personal Data provided by the Grantee to, or otherwise obtained by, the Company or its subsidiaries or affiliates, third party service providers or others acting on the Company’s behalf. For the purposes hereof, “Personal Data” means (i) any data or information that relates to or is reasonably capable of being directly or indirectly associated with an identified or identifiable individual or household and (ii) any other data or information that is otherwise considered “personal data,” “personal information,” “personally identifiable information,” or any term of comparable intent, under applicable laws or regulations relating to the collection, use, transfer, deletion, protection or other processing of such data or information. The Grantee understands that Personal Data processed in connection with the Plan may include, without limitation, the Grantee’s name, account information, home address and telephone number, employee number, employment status, date of birth, social security number or other identification number, tax number, salary, nationality, job title, any shares of Company Stock or directorships held, details of all Restricted Stock or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor.

(b) The Company and its subsidiaries and affiliates may use and otherwise process the Grantee’s Personal Data for the performance of this Agreement and other contracts with the Grantee in connection with the Plan, and in their legitimate business interests for all purposes relating to the implementation, administration and management of the Plan and the Grantee’s participation therein, including but not limited to: (i) administering and maintaining Grantee records; (ii) providing the services described in the Plan; (iii) providing information to future purchasers or merger partners of the Company, any of its subsidiaries or affiliates, or the business in which the Grantee works; and (iv) responding to public authorities, court orders and legal investigations, and complying with law, as applicable. The Grantee understands that the Grantee’s Personal Data collected in connection with the Plan will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the plan or as necessary for the Company and its subsidiaries and affiliates to comply with any legal or regulatory requirements, and in accordance with the Company’s or its applicable subsidiary’s or affiliate’s backup and archival policies and procedures.

(c) The Company and its subsidiaries and affiliates may share the Grantee’s Personal Data among themselves and with (i) trustees of any employee benefit trust, (ii) registrars, (iii) brokers, (iv) third party administrators of the Plan (including Merrill Lynch or such other stock plan service provider as may be selected by the Company in the future), (v) other third party service providers acting on the Company’s behalf in connection with the implementation, administration or management of the Plan, (vi) future purchasers or merger partners (as described above), or (vii) regulators and others as required by law. The Grantee understands that the Company or its subsidiaries or affiliates may transfer the Grantee’s Personal Data to any of the parties mentioned above in a country or territory that may not provide the same protection for Personal Data as the Grantee’s home country. Any transfer of the Grantee’s Personal Data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through, and other questions regarding this Section 15 may be directed to, the Grantee’s local human resources representative.
16.No Future Entitlement. By executing the acceptance of this Agreement, the Grantee acknowledges and agrees that:
(i) the grant of Options is a one-time benefit which does not create any contractual or other right to receive future grants of Options, or compensation in lieu of Options, even if Options have been granted repeatedly in the past;
(ii) all determinations with respect to any such future grants, including, but not limited to, the times when Options shall be granted or shall become vested, the maximum number of shares of Company Stock subject to each grant of Options, and the purchase price, if any, will be at the sole discretion of the Committee;
(iii) the Options are extraordinary items that do not constitute compensation or benefits for services rendered to the Company or the Grantee’s employer and are outside the scope of the Grantee's employment or service contract, if any;
(iv) the Options are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, dismissal, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered compensation for, or relating in any way to, past services for the Company, the Grantee’s employer, or any subsidiary or affiliate of the Company;
(v) no claim or entitlement to compensation or damages shall arise from forfeiture of the Options resulting from termination of the Grantee’s employment or service by the Company or the Grantee’s employer (for any reason whatsoever and whether or not in breach of local labor laws), and in consideration of the grant of the Options to which the Grantee is otherwise not entitled, the Grantee irrevocably agrees never to institute any claim against the Company or the Grantee’s employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Grantee’s employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Grantee shall be deemed irrevocably to have agreed not to pursue such claim and to execute any and all documents necessary to request dismissal or withdrawal of such claims;
(vi) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(vii) the Grantee is voluntarily participating in the Plan;
(viii) the Options are not intended to replace any pension rights or compensation;
(ix) Options and the Grantee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any subsidiary of the Company; and
(x) the future value of the Options underlying shares of Company Stock is unknown and cannot be predicted with certainty.

17.No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s exercise of the Options or sale of the underlying shares of Company Stock. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

18.Language. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
20.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Options and on any shares of Company Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to execute any additional agreements or undertakings that may be necessary to accomplish the foregoing.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Option Award Agreement as of the Date of Grant.

STONEX GROUP INC.

By:

By electronically acknowledging acceptance of this Agreement, the Grantee agrees to be bound by the terms of the Plan and this Agreement. The Grantee hereby agrees that all decisions and determinations of the Company with respect to the Options, whether by the Board, the Committee, or the Chief Executive Officer of the Company, shall be final and binding.